Exhibit 99.2

                    LOCK-UP/LEAK-OUT AGREEMENT


          THIS LOCK-UP/LEAK-OUT AGREEMENT (the "Agreement") is made and entered into as of the 25th day of January, 2005, between Gulf & Orient Steamship Company Ltd., a Colorado corporation ("Gulf & Orient"), and Leonard
W. Burningham, Esq., sometimes referred to herein as the "Shareholder." For all purposes of this Agreement, "Shareholder" includes any "affiliate, controlling person of Shareholder, agent, representative or other person with whom Shareholder is acting in concert with.

          WHEREAS, Gulf & Orient presently has no operations and will have no operations until it completes an acquisition, reorganization or merger with an operating company (the "Reorganization Transaction"); and

          WHEREAS, in order to facilitate the consummation of any transactions contemplated by any Reorganization Transaction and to protect the Company, the Shareholder has agreed to enter into this Agreement and to restrict the public sale, assignment, transfer, conveyance, hypothecation or alienation of the common stock of Gulf & Orient (the "Common Stock"), all on the terms set forth below.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Except as otherwise expressly provided herein, and except as the Shareholder may be otherwise restricted from selling shares of Common Stock, the Shareholder may only publicly sell Common Stock subject to the following conditions commencing on the execution and delivery of this Agreement and for the twelve (12) month period from the Closing of any Reorganization Transaction (the "Lock-Up/Leak-Out Period"):

          1.1 The Shareholder shall be allowed to sell 1/12th of such Shareholder's shares of Common Stock per month during the Lock-Up/Leak-Out Period, on a non-cumulative basis, meaning that if no Common Stock was sold during one month while Common Stock was qualified to be sold, such shares of Common Stock could not be sold in the next successive month.

          1.2 Except as otherwise provided herein, all Common Stock shall be only sold in "broker's transactions" and the Shareholder must comply with the "manner of sale" requirements as those terms are defined in Rule 144 of the Securities and Exchange Commission during the Lock-Up/Leak-Out Period.

          1.3 An appropriate legend describing this Agreement shall be imprinted on each stock certificate representing Common Stock covered hereby, and the transfer records of Gulf & Orient's transfer agent shall reflect such appropriate restrictions.

          1.4 The Shareholder agrees that he will not engage in any short selling of the Common Stock during the Lock-Up/Leak-Out Period.

          1.5 During the Lock-Up/Leak/Out Period, Gulf & Orient shall maintain its "reporting" status with the Securities and Exchange Commission; file all reports that are required to be filed by it during such period; and use its "best efforts" to ensure that the Common Stock is continually quoted for public trading on a nationally recognized medium of no less significance than the OTC Electronic Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD"), the NASDAQ Small Cap or a recognized national stock exchange.

          1.6 During the Lock-Up/Leak-Out Period, the Shareholder will be required to submit a legal opinion to the Company with any requested transfer hereunder to the effect that any monthly sale is being made in compliance with this Agreement.

          2. The delivery of a duly executed copy of the Broker/Dealer Agreement by the selling Shareholder's broker and a duly executed Seller's Resale Agreement by the selling Shareholder in the forms attached hereto shall be satisfactory evidence for all purposes of this Agreement that such selling Shareholder and its broker will comply with the "broker's transactions" and "manner of sale" requirements of this Agreement, and no further evidence thereof will be required of the selling Shareholder; provided, however, Gulf & Orient may confirm such compliance with the Shareholder and the selling Shareholder's broker, to the extent that it deems reasonably required or necessary to assure compliance with this Agreement.

          3. Notwithstanding anything to the contrary set forth herein, Gulf & Orient may, in its sole discretion and in good faith, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the Common Stock or if such waiver would otherwise be in the best interests of the development of the trading market for the Common Stock.

          4. Other than the contemplated Reorganization Transaction or any merger with a subsidiary, in the event of: (a) a completed tender offer to purchase all or substantially all of Gulf & Orient's issued and outstanding securities; or (b) a merger, consolidation or other reorganization of Gulf & Orient with or into an unaffiliated entity, then this Agreement shall terminate as of the closing of such event and the Common Stock restricted pursuant hereto shall be released from such restrictions.

          5. Except as otherwise provided in this Agreement or any other agreements between the parties, the Shareholder shall be entitled to his respective beneficial rights of ownership of the Common Stock, including the right to vote the Common Stock for any and all purposes.

          6. The number of shares of Common Stock included in any monthly allotment that can be sold by the Shareholder shall be appropriately adjusted should Gulf & Orient make a dividend or distribution, undergo a forward split or a reverse split or otherwise reclassify its shares of Common Stock.

          7. This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

          8. All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement, to Gulf & Orient, at 601 South State Street, Salt Lake City, Utah 84111. All notices shall be deemed to be given on the same day if delivered by hand or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

          9. The resale restrictions on the Common Stock set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

          10. Gulf & Orient or the Shareholder who fails to fully adhere to the terms and conditions of this Agreement shall be liable to every other party for any damages suffered by any party by reason of any such breach of the terms and conditions hereof. The Shareholder agrees that in the event of a breach of any of the terms and conditions of this Agreement by the Shareholder, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, a preliminary and permanent injunction, without bond or surety, and an order of a court requiring the defaulting Shareholder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring the Shareholder to perform his obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that Gulf & Orient or the non-defaulting Shareholder may suffer as a result of any breach or continuation thereof.

          11. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

          12. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah applicable to contracts entered into and to be performed wholly within said State; and Gulf & Orient and the Shareholder agree that any action based upon this Agreement may be brought in the United States and state courts of Utah only, and the Shareholder submits himself to the jurisdiction of such courts for all purposes hereunder.

          13. In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney's fees incurred in the enforcement of this Agreement.

          IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.


                    GULF & ORIENT STEAMSHIP COMPANY LTD.


Date: 1/25/05.      By/s/Michael Vardakis

                    Its President


                    SHAREHOLDER


Date: 1/25/05.      /s/Leonard W. Burningham
                    Leonard W. Burningham, Esq.

                    Broker/Dealer Agreement





Gulf & Orient Steamship Company Ltd.
601 South State Street
Salt Lake City, Utah  84111

OTC Stock Transfer
Attn: Carolyn Simpson
231 East 2100 South, #F
Salt Lake City, UT 84115

Re: Resale restriction of certain shares of common stock of Gulf & Orient Steamship Company Ltd., a Colorado corporation ("Gulf & Orient" or the "Company")

Dear Ladies and Gentlemen:

          The undersigned broker hereby acknowledges receipt of stock certificates representing ________________ shares of common stock of the Company that are owned by ______________________________________________ (the
"Customer").

          In consideration of transferring these securities free of any legend or other notation respecting the resale of these securities so that the undersigned broker can effect a sale of such shares (a "Company Approved Sale"), the undersigned broker agrees:

          (i) That all sales of these securities or any other securities of Gulf & Orient on deposit in the accounts of the Customer will be made in "broker's transactions" only as that term is defined in Rule 144 of the Securities and Exchange
               Commission until _____________, 200_ (the "Resale
               Restriction Period");

          (ii) That there will be no legend removal or DTC's of any securities of the Customer prior to a Company Approved Sale during the "Resale Restrictions Period";

         (iii) That if any of the securities of the Company are ordered out by the Customer for delivery prior to the expiration of the Resale Restriction Period, that instructions will be given to the Company's transfer agent to re-issue the stock certificates for the Customer with the appropriate restriction or restrictions as are outlined in the Letter Agreement of the Customer, and to the effect that such securities can only be sold in "broker's transactions."

          The undersigned broker further agrees that we will provide you with reasonable documentation on your request to verify our compliance with this Letter Agreement.

                         Very truly yours,


                         _____________________________________
                         Broker/Dealer

                         _____________________________________
                         Address

                         _____________________________________
                         City, State, Zip


Date: ______________________  By___________________________________


                              Its___________________________________

                   Seller's Resale Agreement


Gulf & Orient Steamship Company Ltd.
601 South State Street
Salt Lake City, Utah  84111

OTC Stock Transfer
Attn: Carolyn Simpson
231 East 2100 South, #F
Salt Lake City, UT 84115

Re: Resale restriction of certain shares of common stock of Gulf & Orient Steamship Company Ltd., a Colorado corporation ("Gulf & Orient" or the "Company")


Dear Ladies and Gentlemen:

          The undersigned agrees to effect all sales of shares of common stock of Stock Certificate No. ______________ representing _______________ shares of common stock of Gulf & Orient in accordance with the "manner of sale" requirements of Rule 144 as outlined in Schedule 1 hereto until on or before ______________, 200_.

          DATED this ________ day of _____________________, 200__.

                         Very truly yours,


                              _____________________________________

Date: ______________________  By___________________________________


                              Its___________________________________

                              _____________________________________
                              Address

                              _____________________________________
                              City, State, Zip

                           SCHEDULE 1

        SELLER'S REQUIREMENTS IN "BROKERS' TRANSACTIONS"
             RULE 144 "MANNER OF SALE" REQUIREMENTS


          The securities shall be sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker," as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, and the person selling the securities shall not (1) solicit or arrange for the solicitation of orders to buy the securities in anticipation of or in connection with such transaction, or (2) make any payment in connection with the offer or sale of the securities to any person other than the broker who executes the order to sell the securities.